Exhibit 10.22

INTERNATIONAL BATTERY METALS LTD
RESTRICTED SHARE UNIT AGREEMENT

This RESTRICTED SHARE UNIT AGREEMENT (this “Agreement”) is made by and between International Battery Metals Ltd. (the “Company”), a corporation existing under the Business Corporations Act (British Columbia), and JOSEPH A MILLS (the “Participant”), effective as of April 18, 2025 (the “Award Date”).

WHEREAS, the Board of Directors (the “Board”) and shareholders of the Company previously adopted and approved the International Battery Metals Ltd. Amended and Restated Restricted Share Unit Plan, (the “Plan”) (the terms of which are hereby incorporated by reference and made part of this Agreement).

WHEREAS, Section 2.2 of the Plan provides that the Board, acting as the Committee (as defined in the Plan) (the “Committee”) shall have the authority and discretion to award Restricted Share Units to any eligible Employee, Consultant or Director (as such terms are defined in the Plan), subject to the terms and conditions of the Plan and any additional terms provided by the Committee.

WHEREAS, the Participant has entered into an Employment Agreement dated April 7, 2025 (the “Employment Agreement”), with IBAT USA, Inc., a wholly-owned subsidiary of the Company (“IBAT USA”), whereby the Participant has agreed to provide services to the Company and IBAT USA as the Chief Executive Officer of both the Company and IBAT USA;

WHEREAS, the Committee has determined that it would be to the advantage and best interest of the Company and its shareholders to award Restricted Share Units as provided for herein to the Participant for compensation and retention purposes and to further align the Participant’s interests with those of the shareholders and has advised the Company thereof and instructed the appropriate officer of the Company to issue said Restricted Share Units.

WHEREAS, the Participant desires to accept the award of Restricted Share Units and agrees to be bound by the terms and conditions of the Plan and this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Article I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

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Section 1.1 Award Agreement

“Award Agreement” means any agreement pursuant to which an eligible Director, Employee or Consultant has been granted a Restricted Share Unit Award and which shall provide the terms of such award.

Section 1.2 Change in Control

Unless otherwise defined in the Employment Agreement which such definition shall be used for the purposes of this Agreement, “Change of Control” means the occurrence of (i) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its affiliates, or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company other than in connection with an internal reorganization. The term “Change in Control” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing, if and to the extent necessary to comply with Section 409A of the Code, if the Participant is US Grantee then a “Change in Control” shall only be deemed to occur on the date of a “change in the ownership or effective control, or in the ownership of a substantial portion of the assets” of the Company, as determined under Treasury Regulation section 1.409A-3(i)(5).

Section 1.3 Code

“Code” means the US Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

Section 1.4 Common Shares

“Common Shares” means common shares in the capital of the Company and any shares or securities of the Company into which such common shares are changed, converted, subdivided, consolidated, or reclassified.

Section 1.5 Disability

If the Participant is a US Grantee, “Disability” shall mean “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

Section 1.6 Exchange Act

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.7 Section 409A

“Section 409A” shall mean the Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder.

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Section 1.8 Securities Act

“Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.9 Settlement

“Settlement” or “Settled” shall mean the delivery to the Participant of either (i) a certificate evidencing the number of Common Shares underlying the designated Restricted Share Units or (ii) an electronic issuance evidencing such Shares, which shall occur on the Settlement Date(s) calculated in accordance with Section 3.1.

Section 1.10 US Grantee

“US Grantee” shall mean a Person who is subject to the regulations of Section 409A of the Code.

Article II.

AWARD OF RESTRICTED SHARE UNITS

Section 2.1 Award of Restricted Share Units

Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby awards to the Participant 3,000,000 Restricted Share Units as of the Award Date. Each Restricted Share Unit represents the right to receive one Common Share if the Restricted Share Unit becomes vested and non-forfeitable in accordance with Sections 2.2 or 2.3 of this Agreement.

Section 2.2 Vesting

(a) Except as may be otherwise provided in Section 2.3 of this Agreement and the Employment Agreement, the vesting of the Participant’s rights and interest in the Restricted Share Units shall be determined in accordance with this Section 2.2. The Participant’s rights and interest in the Restricted Share Units shall become vested in accordance with Schedule A to this Agreement.

(b) Except as may be otherwise provided in Section 2.3 of this Agreement and the Employment Agreement, in the event of the Participant’s termination or resignation of employment for any reason, any portion of the Restricted Share Units that is not yet vested at the time of termination or resignation shall be forfeited immediately.

Section 2.3 Acceleration of Vesting

(a) Subject to the terms of the Employment Agreement, in the event of a Change in Control, notwithstanding any vesting schedule provided for hereunder, any time-based portion of the Restricted Share Units that is not yet vested on the date of the Participant’s termination or resignation in connection with such Change in Control shall become immediately vested; provided, however, that this acceleration of vesting shall not take place if the time-based Restricted Share Units were forfeited prior to such termination date.

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(b) In the event of a Change in Control, any performance-based portion of the Restricted Share Units that is not yet vested on the date of the Participant’s termination or resignation in connection with such Change in Control shall vest in accordance with the terms of the Employment Agreement.

(c) In the event the Participant’s employment is terminated due to his or her death or Disability, then, notwithstanding any vesting schedule provided for hereunder, any portion of the Restricted Share Units that is not yet vested shall be forfeited immediately.

Article III.

SETTLEMENT OF RESTRICTED SHARE UNITS

Section 3.1 Timing and Manner of Settlement of Restricted Share Units

Unless and until the Restricted Share Units become vested and nonforfeitable in accordance with Section 2.2 or 2.3 of this Agreement, the Participant will have no right to Settlement of any such Restricted Share Units. Reasonably promptly after the date any of the Restricted Share Units become vested and non-forfeitable in accordance with Section 2.2 or 2.3 of this Agreement (and in all events not later than two and one-half (2-1/2) months after such vesting date) (the “Settlement Date”), such vested and non-forfeitable Restricted Share Units shall be Settled by the Company delivering to the Participant (or his or her beneficiary in the event of death) either (i) a certificate evidencing a number of Shares equal to the number of Restricted Share Units that become vested and non-forfeitable upon that Settlement Date or (ii) an electronic issuance evidencing such Shares; provided, however, that unless the issuance of the Common Shares have been registered under the Securities Act, the Common Shares will be issued with the following legend, along with such other legends that the Board or the Committee shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders agreement:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

Section 3.2 Tax Withholding

Upon the occurrence of a vesting event specified in Sections 2.2 or 2.3 above, the Participant is responsible for all federal, state, local or foreign income and social insurance withholding taxes imposed by reason of the vesting of the Restricted Share Units. To the extent permitted by the Company’s insider trading policy, the Exchange Policies and the U.S. federal securities laws, the Participant may elect to pay the amount of withholding due by either:

(1) on or prior to the vesting date of the Restricted Share Units, delivering, by cash or a check, funds equal to the amount of withholding due;

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(2) to the extent permissible under Section 409A of the Code, instructing the Company to withhold a number of Common Shares deliverable upon the Settlement Date, which have a Market Value on the date of vesting equal to the amount of withholding due (a “net-settlement” arrangement) provided, however, the Company has been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for a period of no less than 90 days prior to the Settlement Date;

(3) instructing the Company to execute a broker-assisted sale and remittance program, or “cashless” exercise/sale procedure, acceptable to the Committee where the amount of withholding due is remitted to the Company provided, however, the Company has been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for a period of no less than 90 days prior to the Settlement Date; or

(4) on or prior to the vesting date of the Restricted Share Units, delivering other Common Shares which have a Market Value on the date of vesting equal to the amount of withholding due provided, however, the Company has been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for a period of no less than 90 days prior to the Settlement Date;

subject, in each case, to any limitations imposed by the Company’s Insider Trading Policy and the Canadian federal and provincial and U.S. federal and state securities laws.

Unless the Participant makes a tax withholding election (i) in the case of a vesting pursuant to Section 2.2(a), prior to the fifth (5th) business day preceding the vesting date, (ii) in the case of a vesting pursuant to Section 2.3(b), prior to the tenth (10th) day after Company has notified Participant that the Restricted Share Units shall vest pursuant to Section 2.3(b) (including the date of such vesting), or (iii) in the case of a vesting pursuant to Section 2.3(a), prior to the earlier of (A) the fifth (5th) business day preceding the vesting date or (B) the tenth (10th) day after the Company has notified Participant that the Restricted Share Units shall vest pursuant to Section 2.3(a), the Company will automatically satisfy the tax withholding obligation, if any, through a “net-settlement” arrangement as set forth in option (2) above. Additionally, if the Participant does not deliver the cash, check or shares set forth in options (1) or (4), or such cash, check or shares are in an amount less than the full amount of the withholding due, the Company is authorized to deduct from any amounts payable to the Participant, either compensation, proceeds from the sale, or otherwise, any taxes required to be withheld with respect to the Restricted Share Units. It is intended that the terms of this award of Restricted Share Units will not result in the imposition of any tax liability pursuant to Section 409A of the Code, and this Agreement shall be construed, interpreted, operated, and administered consistent with that intent.

Section 3.3 Consideration to the Company

In consideration of the awarding of the Restricted Share Units by the Company, the Participant agrees to render faithful and efficient services to the Company, with such duties and responsibilities as the Company or the Board shall from time to time prescribe, and to comply with the policies and procedures of the Company to which the Participant is subject. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continued employment with the Company or shall interfere with or restrict in any way the rights of the Company to terminate the Participant’s employment at any time, with or without cause, subject to the terms of the Employment Agreement.

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Section 3.3 Adjustments in Restricted Share Units

Notwithstanding any other provision of this Agreement, the Committee may make adjustments with respect to the Restricted Share Units in accordance with the provisions of Section 5.9 of the Plan.

Section 3.4 Conditions to Issuance of Common Shares

The Common Shares deliverable upon the Settlement of the Restricted Share Units, or any portion thereof, shall be authorized but unissued Common Shares. Such Common Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares upon the vesting of the Restricted Share Units or portion thereof prior to fulfillment of all of the following conditions:

(a) The listing of such Common Shares on all stock exchanges on which such Common Shares are then listed;

(b) The completion of any registration or other qualification of such Common Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) Compliance with all applicable Canadian securities laws and Exchange Policies;

(d) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(e) The lapse of such reasonable period of time following the vesting of the Restricted Share Units as the Committee may from time to time establish for reasons of administrative convenience.

Section 3.5 Rights as Shareholder

The Participant shall have no right to vote or receive dividends or any other rights as a shareholder of the Company with respect to the Restricted Share Units or the Common Shares underlying the Restricted Share Units unless and until the Restricted Share Units become vested and non-forfeitable and such Shares are delivered to the Participant in accordance with Section 3.1 of this Agreement.

Section 3.6 Compliance with Section 409A

In accepting the Restricted Share Units, the Participant acknowledges that:

(a) General. Notwithstanding any provision of the Plan to the contrary, it is intended that with respect to any US Grantee, such US Grantee’s participation in the Plan shall be in a manner which does not subject the US Grantee’s interests in the Plan to accelerated or additional tax under Section 409A because such benefits and rights should qualify for the “short-term deferral” exemption to Section 409A set forth in Treasury Regulation 1.409A-1(b)(4), and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Company believes, at any time, that any such benefit or right is subject to Section 409A but does not so comply, the Company may, without the Participant’s consent, amend the terms of such benefits and rights such that they are exempt from or comply with Section 409A.

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(b) No Ability to Designation Taxable Year. Notwithstanding anything to the contrary, the US Grantees shall not have a right to designate the taxable year of any payment under the Plan.

(c) No Guaranty of 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Participant that the payments or benefits provided under this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary of the Participant for any tax, additional tax, interest or penalties that the Participant or any beneficiary of the Participant may incur in the event that any provision of this Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

Article IV.

OTHER PROVISIONS

Section 4.1 Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Share Unit. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement except with respect to matters which, under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 4.2 Limitations on Transferability

The Restricted Share Units shall not be assignable or transferable by the Participant, other than an assignment or transfer without the payment of any consideration (i) by will or the laws of descent and distribution, (ii) to a Participant’s family member, whether directly or by means of a trust or otherwise or (iii) subject to the prior approval of the Board or Committee and, if necessary, the Exchange, to a company of which all of the voting securities are beneficially owned by the Participant. For purposes of this Agreement, “family member” has the meaning given to such term in the General Instructions to the Form S-8 registration statement under the Securities Act. Any Restricted Share Units assigned or transferred pursuant to this Section 4.2 shall continue to be subject to the same terms and conditions as were applicable to the Restricted Share Units immediately before the transfer. Notwithstanding the foregoing, in no event shall any rights pursuant to this Agreement be assignable or transferable by the Participant if and to the extent the Committee determines that the Restricted Share Units are subject to Section 409A and that such assignment or transfer would result in a violation of Section 409A.

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Section 4.3 Shares to Be Reserved

The Company shall at all times prior to the Settlement Date of the Restricted Share Units reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Agreement.

Section 4.4 Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the officer designated as the Administrator from time to time, and any notice to be given to the Participant shall be communicated to him or her (i) by e-mail to the Participant at the Participant’s e-mail address on file with the Company, or (ii) by mail to the Participant at the Participant’s mailing address on file with the Company. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 4.4. Any notice delivered by mail shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.5 Representations of Participant

In consideration of (i) the grant of the Restricted Share Units and (ii) upon vesting, the issuance of the Common Shares, the Participant represents to the Company the following:

a) I am aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am receiving these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act;

b) I acknowledge that I have read and understand the Plan, that I will abide by its terms and conditions, and that the Award is subject to the terms of the Plan and this Agreement;

c) I understand that the Company’s issuance of the Securities has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future;

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d) I further understand that the Securities must be held indefinitely unless the transfer is subsequently registered under the Securities Act or unless an exemption from registration is otherwise available; and moreover, I understand that the Company is under no obligation to register any transfer of the Securities; and in addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless registered or such registration is not required in the opinion of counsel for the Company;

e) I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions specified in such rules as they may be in effect at the time of any resale by me; and that notwithstanding this paragraph (e), I acknowledge and agree to the restrictions set forth in paragraph (f) hereof;

f) I further understand that in the event the Company’s Common Shares are publicly listed for trade on a U.S. exchange, (i.e., the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act), under Rule 701, I will not be able to resell the Common Shares issued upon Settlement until 90 days after such public listing and that more restrictive conditions apply to affiliates of the Company under Rule 144;

g) I further understand that in the event all of the applicable requirements of Rule 144 or Rule 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and Rule 701 are not exclusive, the Staff of the SEC has expressed its opinion that Persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or Rule 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such Persons and their respective brokers who participate in such transactions do so at their own risk;

h) I recognize that (A) during the period between granting of a Restricted Share Unit Award and the Vesting Date of the Restricted Share Unit Award (or settlement thereof), the value of a Restricted Share Unit Award may be subject to a number of factors and the Corporation accepts no responsibility for any fluctuations in the value of the Award, and (B) there is no assurance as to when, if at all, a Change of Control will occur and therefore if or when the Restricted Share Unit Award will vest due to Change of Control;

i) I recognize that, at the sole discretion of the Company, the Plan can be administered by the Board of Directors of the Company or a Committee of the Board of Directors and any communication from or to the Board or such Committee shall be deemed to be from or to the Company;

j) I acknowledge that the Company assumes no responsibility as regards to the tax consequences that participation in the Plan will have for the Participant and the Participant is urged to consult his or her own tax advisor in such regard; and

k) I acknowledge and agree that the Company has determined and confirmed that the I am a bona fide Employee, Consultant or Director, as the case may be; and acknowledge that I am solely liable for any taxes or penalties which may be payable to Canada Revenue Agency under the Income Tax Act (Canada) or any other taxing authority in respect of the grant of a Restricted Share Unit Award and that the delivery of common shares pursuant to an Award is contingent upon satisfaction of applicable withholding requirements and applicable taxes may be withheld from any such payment in settlement of a Restricted Share Unit Award.

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Section 4.6 Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.7 Governing Law; Venue

This Plan shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in the Province of British Columbia. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Texas in the United States. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Texas in the City of Dallas, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Texas court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the Province of British Columbia.

Section 4.8 Conformity to Securities Laws

The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Share Units are awarded and may be Settled, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.9 Amendments

This Agreement and the Plan may be amended without the consent of the Participant provided that such amendment would not affect in any materially adverse manner any rights of the Participant under this Agreement. No amendment of this Agreement shall, without the consent of the Participant, affect in any materially adverse manner any rights of the Participant under this Agreement.

Section 4.10 Conflicts

In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall prevail.

[Signature page follows]

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IN WITNESS WHEREOF, IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INTERNATIONAL BATTERY METALS LTD.

By:	/s/ John Burba
Name:	John Burba
Title:	Chairman of the Board

PARTICIPANT

By:	Joseph A. Mills
Name:	Joseph A. Mills
Title:	Chief Executive Officer

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SCHEDULE A

Grant of RSUs	Vesting Schedule
1,000,000	Vest in full on the first anniversary of the date of the Employment Agreement (April 7, 2026)
2,000,000	Vest in full on the date that the Company completes the building and deployment (with secured financing) of two additional Direct Lithium Extraction (“DLE”) plants in addition to the existing DLE plant subject to the Participant’s continuous employment through such vesting date.

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